Exhibit 10aa
BRUSH ENGINEERED MATERIALS INC.
Restricted Stock Units Agreement
          WHEREAS,                    , (the “Grantee”) is an employee of Brush Engineered Materials Inc., an Ohio corporation (the “Corporation”) or a Subsidiary; and
          WHEREAS, the execution of an agreement in the form hereof (this “Agreement”) has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation that was duly adopted on February ___, 2010;
          NOW, THEREFORE, pursuant to the Corporation’s 2006 Stock Incentive Plan (the “Plan”), the Corporation hereby confirms to the Grantee the grant, effective on February ___, 2010 (the “Date of Grant”), of                      Restricted Stock Units (as defined in the Plan) (“RSUs”), subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:
ARTICLE I
DEFINITIONS
          All terms used herein with initial capital letters that are defined in the Plan shall have the meanings assigned to them in the Plan when used herein with initial capital letters.
ARTICLE II
CERTAIN TERMS OF RESTRICTED STOCK UNITS
          1. Payment of RSUs. The RSUs covered by this Agreement shall become payable to the Grantee if they become nonforfeitable in accordance with Section 3 of this Article II.
          2. RSUs Not Transferable. The RSUs covered by the Agreement shall not be transferable other than by will or pursuant to the laws of descent and distribution prior to payment.

          3. Vesting of RSUs.
     (a) Subject to the provisions of Sections 3(b) and 3(c) of this Article II, all of the RSUs covered by this Agreement shall become nonforfeitable if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary for three years from the Date of Grant.
     (b) Notwithstanding the provisions of Section 3(a) of this Article II, all of the RSUs covered by this Agreement shall immediately become nonforfeitable (i) if the Grantee dies or becomes permanently disabled (as hereinafter defined) while in the employ of the Corporation or a Subsidiary during the three-year period from the Date of Grant, or (ii) if a Change in Control (as defined below in Section 3(d) of this Article II) occurs during the three-year period from the Date of Grant while the Grantee is employed by the Corporation or a Subsidiary. The Grantee shall be considered to have become permanently disabled if the Grantee has suffered a permanent disability within the meaning of the long-term disability plan in effect for, or applicable to, the Grantee and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. However, if the Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, then payment for the RSUs will be made upon the earliest of (1) the Grantee’s “separation from service” with the Corporation and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code (or, if the Grantee is a “specified employee” as determined pursuant to identification methodology adopted by the Corporation in compliance with Section 409A of the Code, the date of payment shall be the first business day of the seventh month after the date of the Grantee’s separation from service with the Corporation and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code), (2) the applicable vesting date under Section 3(a) of this

Article II, (3) the Grantee’s death, or (4) the Grantee’s permanent disability (as defined herein).
     (c) Notwithstanding the provisions of Section 3(a) of this Article II, if the Grantee should Retire (as hereinafter defined), a portion of the RSUs covered by this Agreement shall become nonforfeitable. The number of RSUs that shall become nonforfeitable shall be determined by multiplying the total number of RSUs granted hereunder by the number of months the Grantee remained in the continuous employ of the Corporation or a Subsidiary between the Date of Grant and the effective date of such retirement divided by 36. The Committee may, however, provide that more than such fraction shall become nonforfeitable in its discretion pursuant to Section 19(c) of the Plan. “Retire” shall mean the Grantee’s retirement under a retirement plan of the Corporation or a Subsidiary at or after normal retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Committee, or if any such retirement does not constitute a separation from service with the Corporation and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code, the Grantee’s later separation from service. Notwithstanding the foregoing, if the Grantee is a “specified employee” as determined pursuant to identification methodology adopted by the Corporation in compliance with Section 409A of the Code, the date of payment for the RSUs shall be the first business day of the seventh month after the date of the Grantee’s separation from service with the Corporation and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code.
     (d) For purposes of this Agreement, “Change in Control” means:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own (A) 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (B) 35% or more of the Outstanding Voting Securities of the Corporation with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (I) any acquisition directly from the Corporation that is approved by the Incumbent Board (as defined in subsection (ii), below), (II) any acquisition by the Corporation or a subsidiary of the Corporation, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (IV) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (V) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Corporation or any subsidiary of the Corporation control a greater than 25% interest (a “MBO”) but only if the Grantee is one of those employees of the Corporation or any subsidiary of the Corporation that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% or 35%, as the case may be, as a result of a transaction described in clause (I) or (II) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such

Person to own 20% or 35% or more, as the case may be, of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
     (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board” (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation, or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation, the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (I) 20% or more, if such Business Combination is approved by the Incumbent Board or (II) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.
          4. Form and Time of Payment of RSUs. Except as otherwise provided for in Section 2 of Article III, payment for the RSUs shall be made in form of the cash at the time they become nonforfeitable or otherwise become payable in accordance with Section 3 of this Article II. The cash payment shall be equal to (a) Market Value per Share on the date the RSUs become nonforfeitable times (b) the number of RSUs covered by this Agreement plus any dividend equivalents accrued on the RSUs since the Date of Grant (as provided in Section 6 of this Article II below). Payments will be made in U.S. Dollars, less any applicable federal, state, local or foreign withholding taxes. For the avoidance of doubt, in no event shall the Grantee be entitled to receive payment in any form other than cash, and under no circumstances shall the Grantee be entitled to receive Common Shares or any other security hereunder.
          5. Forfeiture of RSUs. The RSUs shall be forfeited, except as otherwise provided in Section 3(b) or 3(c) of this Article II above, if the Grantee ceases to be employed by the Corporation or a Subsidiary prior to three years from the Date of Grant.
          6. Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become nonforfeitable and payable in accordance with Section 3 of this Article II or (b) the time when the Grantee’s right to receive cash payment of RSUs is forfeited in accordance with Section 4 of this Article II, on the date that the Corporation pays a cash dividend (if any) to holders of Common Shares generally, the Grantee shall be entitled to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Common Share on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Grantee as of such date, by (ii) the Market Value per Share on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.
          7. Effect of Detrimental Activity. Notwithstanding anything herein to the contrary, if the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, (as hereinafter defined) and the Board shall so find, the Grantee shall:
     (a) Forfeit all RSUs held by the Grantee, and
     (b) With respect to any RSUs that have become nonforfeitable and been paid pursuant to this Agreement, pay to the Corporation in cash an amount equal to the payment Grantee received when the RSUs become nonforfeitable. To the extent that such amount is not paid to the Corporation, the Corporation may, to the extent permitted by law, set off the amount so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
          8. For purposes of this Agreement, the term “Detrimental Activity” shall include:
     (a) (i) Engaging in any activity in violation of the Section entitled “Competitive Activity; Confidentiality; Nonsolicitation” in the Severance Agreement between the Corporation and the Grantee, if such agreement is in effect at the date hereof, or in violation of any corresponding provision in any other agreement between the Corporation and the Grantee in effect on the date hereof providing for the payment of severance compensation; or

     (ii) If no such severance agreement is in effect as of the date hereof or if a severance agreement does not contain a Section corresponding to “Competitive Activity; Confidentiality; Nonsolicitation”:
     (A) Competitive Activity During Employment. Competing with the Corporation anywhere within the United States during the term of the Grantee’s employment, including, without limitation:
     (I) entering into or engaging in any business which competes with the business of the Corporation;
     (II) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Corporation;
     (III) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation or attempting to do so; or
     (IV) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Corporation.
     (B) Following Termination. For a period of one year following the Grantee’s termination date:
     (I) entering into or engaging in any business which competes with the Corporation’s business within the Restricted Territory (as hereinafter defined);
     (II) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business,

wherever located, that competes with, the Corporation’s business within the Restricted Territory;
     (III) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation within the Restricted Territory, or attempting to do so; or
     (IV) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Corporation’s business within the Restricted Territory.
For the purposes of Sections 8(a)(ii)(A) and (B) above, inclusive, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.
     (C) “The Corporation.” For the purposes of this Section 8(a)(ii) of Article II, the “Corporation” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Corporation for which the Grantee worked or had responsibility at the time of termination of the Grantee’s employment and at any time during the two year period prior to such termination.

     (D) “The Corporation’s Business.” For the purposes of this Section 8 of Article II inclusive, the Corporation’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications and computer, magnetic and optical data storage, aerospace and defense, automotive electronics, industrial components and appliance markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Corporation as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.
     (E) “Restricted Territory.” For the purposes of Section 8(a)(ii)(B) of Article II, the Restricted Territory shall be defined as and limited to:
     (I) the geographic area(s) within a one hundred mile radius of any and all of the Corporation’s location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination; and
     (II) all of the specific customer accounts, whether within or outside of the geographic area described in (I) above, with which the Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination.

     (F) Extension. If it shall be judicially determined that the Grantee has violated any of the Grantee’s obligations under Section 8(a)(ii)(B) of Article II, then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
     (b) Non-Solicitation. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Corporation and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Corporation and/or its parent or its other subsidiary or affiliated or related companies.
     (c) Further Covenants. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include:
     (i) directly or indirectly, at any time during or after the Grantee’s employment with the Corporation, disclosing, furnishing, disseminating, making available or, except in the course of performing the Grantee’s duties of employment, using any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, including without limitation as to when or how the Grantee may have acquired such information. Such confidential information shall include, without limitation, the Corporation’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Grantee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Grantee’s mind or memory and whether compiled by the Corporation, and/or the Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Grantee during the Grantee’s employment with the Corporation (except in the course of performing the Grantee’s duties and obligations to the Corporation) or after the termination of the Grantee’s employment shall constitute a misappropriation of the Corporation’s trade secrets.
     (ii) Upon termination of the Grantee’s employment with the Corporation, for any reason, the Grantee’s failure to return to the Corporation, in good condition, all property of the Corporation, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 8(c)(i) of Article II of this Agreement.
     (d) Discoveries and Inventions. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include the failure or refusal of the Grantee to assign to the Corporation, its successors, assigns or nominees, all of the Grantee’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Grantee while in the Corporation’s employ, whether in the course of the Grantee’s employment with the use of the Corporation’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Corporation’s business. Any discovery, invention or improvement relating to any subject matter with which the Corporation was concerned during the Grantee’s employment and made, conceived or suggested by the Grantee, either solely or jointly with others, within one year following termination of the Grantee’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Corporation’s time, materials or facilities. Upon request by the Corporation with respect to any such discoveries, inventions or improvements, the Grantee will execute and deliver to the Corporation, at any time during or after the Grantee’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Corporation may desire, and all proper assignments therefor, when so requested, at the expense of the Corporation, but without further or additional consideration.
     (e) Work Made For Hire. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include violation of the Corporation’s rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefore, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Grantee during the Grantee’s employment with the Corporation. The Grantee acknowledges that, to the extent permitted by law, all such items shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Corporation. The item will recognize the Corporation as the copyright owner, will contain all proper copyright notices, e.g.,

“(creation date) [Corporation’s Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
     (f) Termination for Cause. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, “Cause” shall mean that, the Grantee shall have:
     (i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Corporation or any affiliate of the Corporation;
     (ii) committed intentional wrongful damage to property of the Corporation or any affiliate of the Corporation; or
     (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Corporation or any affiliate of the Corporation; and any such act shall have been demonstrably and materially harmful to the Corporation.
     (g) Other Injurious Conduct. Detrimental Activity shall also include any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
     (h) Reasonableness. The Grantee acknowledges that the Grantee’s obligations under this Section 8 of Article II are reasonable in the context of the nature of the Corporation’s business and the competitive injuries likely to be sustained by the

Corporation if the Grantee were to violate such obligations. The Grantee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Corporation to perform its obligations under this Agreement and by other consideration, which the Grantee acknowledges constitutes good, valuable and sufficient consideration.
ARTICLE III
GENERAL PROVISIONS
          1. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws.
          2. Dilution and Other Adjustments. The Committee shall make such adjustments in the RSUs covered by this Agreement as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, or issuance of warrants or other rights to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for this award of RSUs such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of this award of RSUs so replaced.
          3. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.
          4. No Employment Contract; Right to Terminate Employment. The grant of the RSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee at any time.
          5. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.
          6. Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

          7. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with under this Agreement without the Grantee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of a Grantee to certain amendments shall not apply to any amendment that is deemed necessary by the Corporation to ensure compliance with Section 409A of the Code.
          8. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
          9. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
          10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     The undersigned Grantee hereby accepts the award granted pursuant to this Agreement on the terms and conditions set forth herein.

Dated:
Grantee
     Executed in the name of and on behalf of the Corporation at Cleveland, Ohio as of this ___ day of                     , 2010.

BRUSH ENGINEERED MATERIALS INC.
By
[NAME]
[TITLE]

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